EXHIBIT 10X
COGNEX CORPORATION
AMENDMENT TO EMPLOYMENT AGREEMENT WITH ROBERT WILLETT
November 14, 2008
Robert Willett
c/o Cognex Corporation
One Vision Drive
Natick, MA 01760
Dear Mr. Willett:
     Reference is made to that certain Employment Agreement, dated as of June 17, 2008 (the “Agreement”), between you and Cognex Corporation, a Massachusetts corporation (the “Company”). This letter is intended to document the desire of both parties to amend the Agreement in order to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     By signing below, you hereby agree with the Company that Section 3 of the Agreement be amended by adding the following to the end of the fourth bullet point -Relocation Assistance: “Such reimbursement shall be made on or before the last day of the taxable year following the taxable year in which such relocation expenses are incurred.” Except as amended by this letter agreement, the terms of the Agreement shall otherwise remain in full force and effect.
               Please acknowledge your agreement with the foregoing by signing below in the designated space.

Sincerely,

COGNEX CORPORATION

By:	/s/ Robert J. Shillman
Robert J. Shillman
Chairman, President and CEO
Acknowledged and agreed to:
/s/ Robert Willett
Robert Willett
Date: November 14, 2008